Exhibit 10.2

                            JOINT OPERATING CONTRACT
                            ------------------------

THIS MEMORANDUM OF AGREEMENT made and entered into this --9TH day of--- JULY, , 2006, TIDELANDS EXPLORATION AND PRODUCTION, INC., 1862 W.BITTERS - BLDG. #1, SAN ANTONIO, TEXAS 78248 hereinafter called Non - Operator and REGENCY ENERGY, INC., 2242 SO HWY #83, CRYSTAL CITY, TEXAS 78839 (hereinafter called Non-Operator whether one or more and (hereinafter called Operator).

                                   WITNESSETH:
                                   -----------

     WHEREAS, Operator and Non-operators respectively are the owners of the oil, gas and mineral lease or leases, or of the undivided interest therein, described in Exhibit "A" hereto attached and made a part hereof for all purposes insofar as such lease or leases cover the land described in Exhibit "A" hereto attached, which lease or leases insofar as the described land is covered thereby are hereinafter refereed to as "Joint Leases"; and it is the desire of the parties hereto that Operator shall be in charge of development operations under said Joint Leases in accordance with agreements and provisions hereinafter contained:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. GENERAL DUTIES OF OPERATOR: Operator shall have, subject to the terms, provisions and limitations hereinafter expressed, exclusive charge, control and supervision of all operations of every kind to be conducted on the Joint Leases for the development, minerals there from as well as the payment of all rentals, royalties, taxes and other charges which may arise or become due or payable in connection with such operations.

     2. CHARGES TO JOINT ACCOUNT: Operator shall charge the Joint Account with all costs and expenses incurred in connection with the operation of the Joint Leases as herein contemplated, charges to be made in accordance with the "Accounting Procedure" hereto attached as Exhibit "B" and made a part hereof for all purposes. The charges made to the Joint Account as provided herein shall be borne by the parties hereto in the proportion that the interest of each of the parties in the Joint Leases bears to the total of the interests in the Joint Leases of the parties hereto.

     3. RECORDS: Operator shall keep an accurate record of the Joint Account hereunder showing the cost and expenses incurred and charges made and all credits and returns made and received, which record shall be available at all reasonable times for the consideration, examination and inspection of each of Non-operators and its duly authorized representatives.


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     4.   YEARLY  STATEMENTS:  On or before the last day of  January  each year,
          Operator shall furnish to each of the Non-operators a detailed statement of investments made and costs and expenses incurred against and credits and receipts made and received for the Joint Account during the preceding calendar year. Said statement to properly reflect all items of tangible and intangible nature. Any exceptions to the statement as rendered by Operator must be made by Non-operators within one (1) month from receipt thereof, and if no exception is made within that time, the statement shall be conclusively considered as correct; but this provision shall not prevent adjustments of physical property to inventory as provided for in Exhibit "B". Each of Non-operators agrees to pay to Operator at P.O. Box 271086, Corpus Christi, Texas 78427-1086, its proportionate part of all expenditures made for the Joint Account by Operator in connection with investments on account of said Joint Leases hereunder, based upon such Non-operators interest from time to time in the leases described in Exhibit "A" hereto attached. Currently within fifteen (15) days after receipt of the yearly statements herein provided to be rendered by Operator each Non-operator agrees to pay its proportionate part of any unpaid amount due Operator as shown by such statements. The amount properly chargeable in each statement and due to Operator shall be due and payable at the expiration of fifteen (15) days from receipt of each statement and shall bear interest thereafter until paid at the rate of ten percent (10%) per annum, which interest on its delinquencies each Non-operator hereto severally agrees to pay Operator at the place above designated. Each Non-operator grants to Operator a lien on its interest in the Joint Leases, the production there from and all fixtures, improvements and personal property now or hereafter located thereon to secure the payment of its proportionate part of all investments made for and costs and expenses against the Joint Account hereunder developing the Joint Leases hereunder which lien may be enforced as any other mortgage lien. Should any Non-operator fail to pay its proportionate part of any statement rendered by us as herein provided within the fifteen (15) days herein above stipulated, Operator shall have the right at foreclosure said lien upon the interests of the Non-operator in default.

     5. DRILLING AND DEVELOPMENT OF LEASES: Operator is authorized to drill at the expense of the Joint Account any well on the Joint Leases required to meet the offset and reasonable development obligations, and all express obligations under the Joint Leases, and any well necessary in order to prevent the expiration of any Joint Lease, without first securing the authority and approval of Non-operators.

          Operator shall secure the written approval of Non-operators before incurring against the Joint Account any item of expense, which item itself is in excess of $10,000.00, except in the drilling, equipping and completion of a well covered by the preceding paragraph or in the drilling, equipping and completion of a well as to which notice has


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          been  given as  provided  in the next  succeeding  paragraph  and with respect to which well no Non-Operator has given notice that it does not desire to participate in the cost and expense of drilling or reworking.

          Before Operator commences operations at the cost of the Joint Account for the drilling and/or reworking of any well on the Joint Leases it shall give 30 days written notice of its intention to commence operations for the drilling and/or reworking of the well for each of the Non-operators and furnish with said notice a statement reflecting the total estimated cost to be incurred for the drilling and/or reworking, evaluating, completion and equipping said well. Said statement shall reflect the amount due from each Non-operator for their proportionate interest of ownership and after receipt of said notice and estimated cost Non-operator shall have Twenty (20) days to elect to participate or not to participate in the drilling and/or reworking of said well. If Non-operator desires to participate in the drilling and/or reworking of said well he or they shall notify Operator of that desire and remit the requested amount representing their proportionate share within the time period of Twenty (20) days after receipt of notification. If Non-operator elects not to participate in the drilling and/or reworking of said well then he or they shall make that desire known to Operator within the time period of Twenty (20) days after receipt of notification of Operators intent to commence drilling and/or reworking operations. If after being given notice any Non-operator notifies Operator, that it or they do not desire to participate in the cost and expense of drilling and/or reworking said well, the costs and expenses thereof shall be borne by the Operator and Non-operator, if any, not giving consent to the notice, each bearing that portion of the cost which its interest in the Joint Leases bears to the total of the interest therein of Operator and Non-operators participating the drilling and/or reworking of said well; and if all Non-Operators give such notice, Operator may drill and rework said well at Operator's cost and expense; provided, however, before any Non-Operator who elects not to participate in the drilling and/or reworking of said well shall be entitled to receive any portion of the production revenue there from Operator and Non-operators, if any, who have participated in the cost of drilling and/or reworking said well shall have the right to receive out of the net proceeds from the sale of the portion of the production from said well belonging to each Non- operator who does not participate in the cost and expense of drilling and/or reworking said well five (5) times the amount (500%) the amount of that portion of costs which would have been borne by the non-participating Non-operator, under the provisions hereof, had it participated in such cost and expense. The proceeds of the sale of the specified portion of the production shall be allocated between Operator and NonOperators, if any, who participate in the drilling of the well in proportion to their interest in the Joint Leases. The cost of operating such well or of the reworking same shall be borne by the Joint Account. If the well is a dry hole and reworking operations are not successful, the salvage there from shall be owned


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          by Operator and Non-operator and Non-operators,  if any, participating in the drilling and/or reworking thereof in proportion to their several interest in the Joint Leases.

          All work performed by Operator shall be "at cost" plus fifteen percent (15%) to the Joint Account and a full and complete detailed statement of such cost shall be furnished each Non-operator upon conclusion and completing of the drilling and/or reworking of each well or wells. Any funds remaining from the amounts paid by Non-operator based on the estimated cost originally submitted will be refunded or credited to that Non-operators account. Any funds expended in excess of the amount originally paid by Non-operator shall be chargeable to each

          Non-operator in proportion to their interest as it appears and shall be due and payable to Operator upon receipt by Non-operator of the statement reflecting such amount due. Each of the Non-operators agrees to pay to Operator at 2242 South Highway 83, Crystal City, TX 78839, its proportionate share as reflected by statement. The amount properly chargeable in each statement and due to Operator shall be due and payable on or before fifteen (15) days from receipt of each statement and shall bear interest thereafter until paid at the rate of ten per cent (10%) per annum, which interest on its delinquencies each Non-operator hereto severally agrees to pay to Operator at the place above designated.

          Each Non-operator grants to Operator a lien on its interest in the Joint Leases, the production there from and all fixtures, improvements and personal property now or hereinafter located thereon to secure the payment of its proportionate part of all investments made for and cost and expenses against the Joint Account hereunder in developing and operating the Joint Leases. This lien may be enforced as any other mortgage lien. Should any Non-operator fail to pay its proportionate part of all statements rendered as herein provided within fifteen (15) days herein above stipulated, Operator shall have the right at any time thereafter, such default continuing, to withhold all revenues due Non-operator who is in default and apply such proceeds to the unpaid amounts and past due interest or at Operators option to foreclose said lien upon the interest of the Non-operator in default.

          Operator shall bear the right itself to drill any or all wells drilled at the expense of the Joint Account, or to let the drilling thereof to a responsible contractor. Should Operator elect to drill any well itself, it may either charge the Joint Account with the actual cost of drilling and equipping the well, in accordance with the provisions of Exhibit "B", or may itself pay the actual cost of drilling the well and charge to the Joint Account, as the cost of drilling, an amount equal to the contract price per foot and for work for drilling the well on the basis of the contract price per foot and for work for drilling the well on the basis of the contract price per foot and for the day work prevailing in the immediate area, or which may be obtained from a responsible drilling contractor, at the time the well


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          shall be on the  basis  provided  in  Exhibit  "B",  hereto  attached.
          Operator shall notify Non-operators, in writing prior to commencement of operations on any well drilled at the expense of the Joint Account, which Operator drills itself, as to whether Operator will drill the well on the basis of actual cost or on a contract basis, and if on a contract basis, the notice shall state the price per foot and for day work. If the Non operators do not object in writing to the Operator within five (5) days of the notice, it will be conclusively considered that the price per foot and for day work stated in the notice is satisfactory. Should Non-operators, or any of them, object in writing within (5) days to such price per foot and for day work, then, if Operator and Non-operators cannot agree upon a price to be charged, such price shall be determined by arbitration in accordance with the provisions of Section 15 hereof. When cost of the well drilled by Operator is charged on the contract basis, Operator assumes all risk in connection with the drilling of the well which would customarily be assumed by an independent contractor had the drilling of the well been let to an independent contractor, except the Operator shall not assume any loss, risk, damage or liability resulting from the well blowing out, cratering, or running wild, except injury to Operator's equipment and to Operator's agents, servants and employees; but all loss, risk, damage or liability not assumed by Operator shall be borne by the Joint Account. Where the cost of the well drilled by Operator is not charged on a contract basis, but on their basis of actual cost, Operator assumes none of the risks shall be borne by the Joint Account.

     6. MARKETING OF PRODUCTS - MONTHLY STATEMENTS: Subject to the provision of Section 7 hereof, Operator is given authority to market all oil, gas and other minerals produced from the Joint Leases and accruing to the parties hereto; and, upon the sale of gross proceeds of such sales, and Operator is to hold purchaser harmless from any and all claims of Operator and Non-operators relating to final distribution of the proceeds to royalty owners, production payments, severance tax, and any and all other parties having an interest and/or claim in such proceeds, Operator shall pay all charges for operations, maintaining and managing the Joint Leases within a minimum of ten (10)days and furnish to Non-operators a detailed statement reflecting gross sales, gross value, royalty interest, overriding royalty interest and all charges including charges of operation, maintaining and managing the lease or leases for the Joint Account for that particular month and remit a check for the net funds after all deductions as reflected by said statement of each Non-operator in proportion of his or their interest as it appears, provided, however, should any Non-operator hereunder be in arrears in its payments to Operator as herein provided, for drill, workover, and/or capital cost, Operator shall have the right to withhold any amounts due such Non-operator for his or its portion of the proceeds, and apply the proceeds on amounts in arrears. In this connection, it is specifically understood that each of the parties hereto will sign the usual customary division order or


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          orders   covering  its  respective   portion  of  the  production  and
          warranting its title thereto. Subject to the provisions of Section 7 hereof, Operator, if it desires to do so, but without any obligation to do so, may take all the oil, gas and other minerals produced from the Joint Leases and in such event it shall credit or pay each Non-operator for its interest therein as follows:

          a) On oil, the current posted field price of Operator, per barrel of 42 U.S. gallons each, for crude oil of like grade and quality prevailing for the field where produced on the date of respective runs to pipe line; provided, however, should Operator not post a price for oil produced in said field, then the average of the current barrel, of 42 U.S. gallons each, posted for crude oil of like grade and quality for said field prevailing on the respective dates on which runs are made to the designated purchaser or their successors, or such ones of said companies or their successors as may be purchasing oil in the field where the premises are located and posting field prices therefore.

          b) For natural gas or other gaseous or vaporous substance produced from the Joint Leases and used by Operator for the extraction of gasoline or other products, the current market value at the wells of such Non-operator's interest therein, the natural gas or other gaseous or vaporous substance to be measured and the market value to be determined in a manner then prevailing in the industry.

          c) For gas of any kind when not used for the extraction of gasoline or other product by Operator, each Non-operator's proportionate part of the market value thereof at the well.

          d) For other minerals, each Non-operator's proportionate part of the reasonable market value thereof at the well or mine.

          Operator may apply the proceeds accruing to any Non-operator from the sale of its interest in the production from the Joint Leases on its indebtedness to Operator incurred under the provisions hereof

     7. TAKING PRODUCTS IN KIND: Despite the provision of Section 6 above, each Non-operator, at its election, after giving Operator written notice of its intention to do so, shall have the right and privilege of receiving at any time in kind its portion of the oil, gas and other minerals produced and saved from the Joint Leases. Such production shall be delivered to the Non-operator involved into the pipe line or lines to which the well or wells on the Joint Leases may be connected or into storage tanks furnished by the Non-operator. Each Non-operator shall bear any extra expense incurred by Operator in delivering in kind Non-operator's portion of the production from the Joint Leases.


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     8.   INSURANCE-COMPLIANCE  WITH LAWS AND REGULATIONS:  Operator shall carry
          Workmen's Compensation Insurance on its employees engaged in the joint operations, and in conducting operations hereunder shall comply with Fair Labor Standards Act and all other applicable Federal and State Laws, and applicable rules and regulations of Federal and State agencies having jurisdiction.

     9. NON-OPERATORS' RIGHTS AND PRIVILEGES: Each Non-operator shall have the following specified rights and privileges:

          a) Access to the Joint Leases at all reasonable times to inspect the operations hereunder.

          b) The right to inspect the logs, samples, and cuttings from any and all wells drilled hereunder and to receive copies of the logs.

          c) The right to inspect and audit at all reasonable times the Operator's books, records and invoices pertaining to any matter of accounting arising hereunder.

     10. LIABILITY OF PARTIES: The Joint Leases shall not be operated hereunder as a partnership venture, and the liability of the parties hereunder shall be several and not joint or collective. Each party shall be responsible only for its obligations as set out herein and shall be liable only for its proportionate share of the cost of operation hereunder. Nothing herein shall be construed as an assignment or transfer of the leases or an interest therein as between the parties hereto. Operator shall use reasonable diligence to pay all rentals payable under the leases which Operator is required to pay hereunder, but Operator shall not be liable in damages to Non-operators for failure to pay promptly and properly any rental payable under such leases.

     11. RIGHT OF PARTIES TO WITHDRAW OR ASSIGN: Any party hereto shall have the right, at any time when it is not indebted in any amount to the Operator under the provisions hereof and when there is not existing to any lessor or lessors or their successors in interest any obligation to do any further drilling upon the leases affected by this contract, to be relieved of all unaccrued obligation under this agreement by assigning to the other parties hereto in proportion to the interest of the party desiring to be relieved of unaccrued obligations in and to the Joint Leases, free and clear of all liens and encumbrances and relinquishing all of its rights hereunder. Should the other parties desire not to accept an assignment, they shall join with the party desiring to relieve itself of unaccrued obligations in release of the Joint Leases. If the other parties desire to accept an assignment, they shall have the right at their election either to:
                    a) Purchase  the  interest of the  withdrawing  party in all casing,  material,  equipment,  fixtures  and  personal  property


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               belonging to the Joint Account at its fair secondhand value, less the cost of salvaging same; or
                    b) Retain such  casing,  material,  equipment,  fixtures and personal property and pay to the withdrawing party ten percent (10%) per annum on the value of the casing, material, equipment, fixtures & personal property, which shall be the depreciated value from year to year, less the estimated cost of recovering the casing, material, equipment, fixtures & personal property, and when the leases are finally abandoned, deliver to the withdrawing party its part of the material, casing, equipment, fixtures & personal property; or
                    c) Deliver to the withdrawing party an amount of casing, material, equipment, fixtures & personal property of like kind as that retained and of a value equivalent to the interest of the withdrawing party in the casing, material, equipment & personal property involved less the cost of salvaging them.

          Each party hereto owning an undivided interest in the Joint Leases waives any and all rights it may have to partition the Joint Leases and have set aside to it in severalty its undivided interest therein.

     12. RESIGNATION OF OPERATOR & APPOINTMENT OF SUCCESSOR: Should Operator or any successor Operator hereunder dissolve, liquidate or terminate its corporate existence or sell or otherwise dispose of its interest in the Joint Lease it shall thereupon cease to be Operator here under. Operator or any successor Operator may resign its duties as Operator hereunder without the majority in interest of the parties hereto. Should Operator or any successor Operator for any cause cease to be Operator hereunder, the parties hereto (including the successor or successors in interest of Operator) by vote of the majority in interest of the parties shall elect and designate another Operator from among the parties hereto to act as Operator hereunder, provided if there are only two parties to this contract and their interests are equal the Non-Operator shall have the right and option to become Operator. Should Operator or any successor Operator hereunder resign as Operator, its rights, titles and interests in the Joint Lease shall be unaffected by such resignation and that party shall thereupon become one of the Non-Operators hereunder and shall thenceforth be bound by the terms and provisions hereof as a NonOperator. Any party hereto designated as Operator to succeed the Operator herein named shall thereupon succeed to all the duties, powers, obligations, rights and authority given to the Operator herein named with respect to all operations of ever kind thereafter conducted on the Joint Leases for developing and managing the leases and producing, treating, handling and market of oil, gas and other minerals there from, as well as payment of rentals, royalties, taxes and other charges which may arise or become due in connection with operations.


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     13.  FORCE MAJEURE: In the event of any party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this contract, other than the obligation to make payments of amounts due hereunder, it is agreed that upon such party's giving notice and reasonably full particulars of force majeure in writing or by telegraph to the other parties hereto within a reasonable time after the occurrence of the cause relied upon, then obligations of the party giving the notice, so far as they are affected by force majeure shall be suspended during the continuance of nay inability so caused, but for no longer period; and the cause of the force majeure shall so far as possible be remedied with all reasonable dispatch. The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightening, earthquakes, fires, storms, floods, washouts, arrests and restrains of government and people, civil disturbances, explosions, breakage and accident to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of natural gas wells and any other
          causes,   whether  the  kind  herein  enumerated  or  otherwise,   not
          reasonably within the control of the party claiming suspension. The tem shall likewise include (a) in those instances where any party hereto is required to obtain servitudes, right of way grants, permits or license to enable it to fulfill its obligations hereunder, the inability of the party to acquire or the delays on the part of the party in acquiring, at reasonable cost and after the exercise of reasonable diligence, the servitudes, right of way grants, permits or licenses; and (b) in those instances where any party hereto is required to furnish materials and supplies for the purpose of construction or maintaining facilities to enable the party to fulfill its obligations hereunder, the inability of the party to acquire, or the delays on the part of the party in acquiring, at reasonable cost and after the exercising of reasonable diligence, permission from any governmental agency to use materials and supplies which the party may have in its possession.

          It is understood and agreed that the settlement of strikes and lockouts shall be entirely within the discretion of the party having the difficulty, and that the above mentioned requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

     14. NOTICES: All notices herein provided for shall be mailed or sent to Operator at 2242 South Highway 83, Crystal City, TX 78839 and to Nonoperators as follows:

               1862 W. Bitters - Bldg. No. 1, San Antonio, Texas 78248
               -------------------------------------------------------


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     15.  ARBITRATION:  In cases of  disagreement  as to any matter  relating to operations hereunder which cannot be settled amicable, then, upon five
          (5) days written notice given by one or more parties hereto to the others, the matter in disagreement shall be submitted to a board of three arbitrators. Non-operators agree to appoint one arbitrator. Such appointments shall be made within ten (10) days after the notice is given. Shall either operator or non-operators fail or refuse to appoint an arbitrator within the time specified, the party or parties hereto appointing an arbitrator, upon (5) days written notice to the party or parties failing or refusing to appoint an arbitrator, may apply to the person who is the judge then senior in office of the District Court of the United States of America having jurisdiction for the appointment of such second arbitrator, and in such case the person so appointed shall act as a second arbitrator. The third arbitrator
          shall  be  chosen  promptly  by  the  two  so  appointed.   All  three
          arbitrators shall be disinterested practical oil operators. Pending a decision of the board of arbitrators, the parties hereto shall remain bound by the express terms hereof Any and all decisions rendered by a majority of the board of arbitrators shall by final and binding upon the parties hereto, and adjustments shall be made in conformity with their award.

     16. TERM: Unless terminated by agreement of all parties hereto, this contract shall continue in force and effect as long as the Joint Leases, or any of them, remain in force and effect.

     17. PARTIES BOUND: This contract shall be binding upon the parties and their heirs, successors and assigns. All parties hereto are referred to in the neuter gender.












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

EXECUTED in duplicate originals this the 9th day of July, 2006 A.D.



TIDELANDS EXPLORATION AND PRODUCTION, INC.

         BY: /S/ Michael Ward
            ---------------------
         Michael Ward - President
         NON-OPERATOR


REGENCY ENERGY, INC.

         BY: /S/ Royis Ward
            ---------------------
         Royis Ward - President
         OPERATOR















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